Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 22, 2005, accompanying the financial statements of Hilton Glendale L.P. included in

Form 8-K/A, filed September 8, 2005, which is incorporated by reference in this Registration Statement on Form S-3 (File No. 333-128799). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Cincinnati, Ohio

December 9, 2005